Exhibit 99.1

FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES FIRST QUARTER RESULTS

BILOXI, MISS. (August 12, 2004)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported first quarter financial results for the quarter ended July 25, 2004. For the first quarter, the company reported net income of $10.6 million or $0.34 per diluted common share compared to net income of $13.6 million or $0.45 per diluted common share for the same quarter last year. During the quarter ended July 25, 2004, Isle of Capri Casinos had net revenues of $280.9 million, compared to $285.8 million for the same period in fiscal 2004, and Adjusted EBITDA 1 of $60.6 million, compared to $67.7 million for the same period in fiscal 2004.

Bernard Goldstein, Isle of Capri Casinos, Inc.’s chairman and chief executive officer, said, “Our first quarter began with some challenges, including greater than expected construction disruption; however, the end of the quarter produced stronger results. Geographic diversity has been a successful component of our business model, and this quarter, it allowed for solid results in markets where we did not experience disruption.”

Highlights

The Isle-Lake Charles substantially completed renovation of the Grand Palais in early July 2004. The construction disruption is over, and the result is a greatly enhanced and updated gaming atmosphere for our customers.

Based on the continued strong operating results at the Isle-Boonville, the Isle is in the planning stages to build an approximately 120-room hotel and event center.

Recent developments in the United Kingdom’s deregulation efforts appear to favor the Isle’s business model for regional casinos of approximately 1,200 slot machines.

The Isle continues to move forward with improvement to its standardized Calypso’s Buffet. The Isle-Vicksburg recently completed its upgrade to this Isle-branded product.

Operational Review

In Mississippi, our four operations contributed 22% of our net revenues. In three Mississippi markets, we experienced declines in net revenue and Adjusted EBITDA. The Isle-Biloxi is midway through its $79.0 million transformation, but the impact from the construction disruption has increased as the construction has moved to the front entrance of the property. We expect to complete these additions in spring 2005. The Isle-Vicksburg faces strong competition as its competitors continue to make large capital and marketing investments. The Isle-Lula has faced a relatively weak economy in eastern Arkansas, its main feeder market. The Isle-Natchez had a modest increase in both net revenues and Adjusted EBITDA despite tough economic conditions in the Natchez market.

In Louisiana, our two properties contributed 25% of our net revenues. The Isle-Bossier City is starting to see the benefits of its expansion. Occupancy rates at the all-suite tower hotels have increased to 88%, for the first quarter of fiscal 2005, from 83% for the fourth fiscal quarter of 2004, driving increased revenues and Adjusted EBITDA, despite a flat and highly competitive market environment. In Lake Charles, the Grand Palais construction disruption through the end of June, coupled with low table hold percentages had a negative impact leading to decreased net revenues and Adjusted EBITDA.

In Missouri, our two properties contributed 15% of our net revenue. We saw quarter over quarter increases in net revenues and in Adjusted EBITDA in both Kansas City and Boonville. The Isle-Kansas City's operating performance has benefited from its gaming floor expansion despite a major new competitor’s product and aggressive marketing by nearby properties.

In Iowa, our three casinos made up 19% of our net revenue. We have shown quarter over quarter increases in net revenue, Adjusted EBITDA and Adjusted EBITDA Margin at each of our Iowa properties. We believe that we are well positioned to continue to take advantage of the overall strength of the Iowa market. The market has drawn strength from improving overall economic conditions and from a significantly higher gaming tax burden in neighboring Illinois.

In Colorado, our three casino operations made up 13% of our net revenue. Construction continues to cause considerable disruption, particularly to parking for the Colorado Central Station-Black Hawk and to the street entrances to both Black Hawk casinos. We are prioritizing our construction efforts to mitigate disruptions as quickly as possible. However, we expect the effects of the disruptions to continue until spring 2005.

Our international operations account for a small percentage of our overall revenues. We are, however, excited about the growth opportunities in the United Kingdom. We believe we are in a strong position to take advantage of the possible liberalization of gaming in the United Kingdom. We also operate the Isle-Our Lucaya as a higher-end player incentive. The ramp up of this property has been slower than we expected. We continue to focus efforts to better utilize the marketing potential of this property.

Timothy M. Hinkley, Isle of Capri Casinos, Inc. president and chief operating officer, said, “We realize the value of a strong marketing effort and we have long used these tools to maximize the growth of our company. This quarter we introduced an aggressive promotions plan, which is starting to turn positive results for the company. We also remain focused on our expansion plan, allowing us to improve our existing product while continuing to provide a consistent and fun experience for our customers.”

Isle of Capri Casinos, Inc.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	July 25,	July 27,
	2004	2003

Revenues:
Casino	$284,195	$288,783
Hotel, pari-mutuel, food, beverage & other	54,045	54,235
Gross revenues	338,240	343,018
Less promotional allowances	57,368	57,267

Net revenues	280,872	285,751

Operating and other expenses:
Properties	213,239	211,826
New development (2)	1,558	753
Corporate	5,523	5,480
Preopening (3)	55	291
Depreciation and amortization	23,623	21,617
Total operating and other expenses	243,998	239,967

Operating income	36,874	45,784

Net interest expense (4)	(17,400)	(21,098)
Minority interest (5)	(2,133)	(2,833)

Income before income taxes	17,341	21,853

Income tax expense (6)	6,732	8,301

Net income	$10,609	$13,552

Net income per diluted common share	$0.34	$0.45

Weighted average diluted common shares	30,799	30,355

Selected Consolidated Balance Sheet Accounts

	July 25, 2004	April 25, 2004

	(Unaudited)
Cash and cash equivalents	$151,024	$134,582
Property and equipment, net	914,824	907,460
Debt	1,089,969	1,088,864
Stockholders' equity	246,734	241,406

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Three Months Ended

	July 25,			July 27,
	2004			2003

	Net Revenues (7)	Adjusted EBITDA (1)	Adjusted EBITDA Margin % (1)	Net Revenues (7)	Adjusted EBITDA (1)	Adjusted EBITDA Margin% (1)

MISSISSIPPI
BILOXI	$ 20,297	$ 4,178	20.6%	$ 22,186	$ 5,602	25.3%
NATCHEZ	8,531	2,272	26.6%	8,215	2,241	27.3%
VICKSBURG	13,050	3,166	24.3%	14,130	4,123	29.2%
LULA	20,798	5,243	25.2%	22,242	5,544	24.9%
MISSISSIPPI TOTAL	62,676	14,859	23.7%	66,773	17,510	26.2%

LOUISIANA
BOSSIER CITY	29,702	6,586	22.2%	28,794	5,396	18.7%
LAKE CHARLES	41,735	9,519	22.8%	43,424	10,993	25.3%
LOUISIANA TOTAL	71,437	16,105	22.5%	72,218	16,389	22.7%

MISSOURI
KANSAS CITY	24,344	5,080	20.9%	23,362	4,783	20.5%
BOONVILLE	17,570	4,827	27.5%	16,888	4,486	26.6%
MISSOURI TOTAL	41,914	9,907	23.6%	40,250	9,269	23.0%

IOWA
BETTENDORF	25,738	8,753	34.0%	25,034	7,952	31.8%
DAVENPORT	17,684	4,856	27.5%	16,523	4,116	24.9%
MARQUETTE	11,020	3,334	30.3%	10,962	3,055	27.9%
IOWA TOTAL	54,442	16,943	31.1%	52,519	15,123	28.8%

COLORADO
BLACK HAWK (8)	26,297	10,186	38.7%	28,080	10,649	37.9%
COLORADO CENTRAL
STATION (8)	8,343	521	6.2%	12,019	2,560	21.3%
COLORADO
GRANDE (8)	2,152	513	23.8%	2,037	514	25.2%
COLORADO TOTAL	36,792	11,220	30.5%	42,136	13,723	32.6%

INTERNATIONAL
BLUE CHIP (3) (9)	1,615	(218)	(13.5%)	-	-	0.0%
OUR LUCAYA (3)	6,732	(993)	(14.8%)	-	-	0.0%
INTERNATIONAL TOTAL	8,347	(1,211)	(14.5%)	-	-	0.0%

CORPORATE & OTHER (10)	5,264	(7,271)	N/M	11,855	(4,322)	N/M

TOTAL	$ 280,872	$ 60,552	21.6%	$ 285,751	$ 67,692	23.7%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended July 25, 2004

	Operating Income (Loss)	Depreciation & Amortization	Preopening(3)	Adjusted EBITDA (1)	Operating Income Margin% (1)

MISSISSIPPI
BILOXI	$2,229	$1,949	$-	$4,178	11.0%
NATCHEZ	1,495	777	-	2,272	17.5%
VICKSBURG	2,013	1,153	-	3,166	15.4%
LULA	3,150	2,093	-	5,243	15.1%
MISSISSIPPI TOTAL	8,887	5,972	-	14,859	14.2%

LOUISIANA
BOSSIER CITY	3,909	2,677	-	6,586	13.2%
LAKE CHARLES	6,330	3,189	-	9,519	15.2%
LOUISIANA TOTAL	10,239	5,866	-	16,105	14.3%

MISSOURI
KANSAS CITY	3,083	1,997	-	5,080	12.7%
BOONVILLE	3,170	1,657	-	4,827	18.0%
MISSOURI TOTAL	6,253	3,654	-	9,907	14.9%

IOWA
BETTENDORF	7,009	1,744	-	8,753	27.2%
DAVENPORT	2,659	2,197	-	4,856	15.0%
MARQUETTE	2,499	835	-	3,334	22.7%
IOWA TOTAL	12,167	4,776	-	16,943	22.3%

COLORADO
BLACK HAWK (8)	8,470	1,716	-	10,186	32.2%
COLORADO CENTRAL
STATION (8)	(46)	567	-	521	(0.6%)
COLORADO
GRANDE (8)	412	101	-	513	19.1%
COLORADO TOTAL	8,836	2,384	-	11,220	24.0%

INTERNATIONAL
BLUE CHIP (3) (9)	(327)	54	55	(218)	(20.2%)
OUR LUCAYA (3)	(1,328)	335	-	(993)	(19.7%)
INTERNATIONAL TOTAL	(1,655)	389	55	(1,211)	(19.8%)

CORPORATE & OTHER (10)	(7,853)	582	-	(7,271)	N/M

TOTAL	$36,874	$23,623	$55	$60,552	13.1%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended July 27, 2003

	Operating Income (Loss)	Depreciation & Amortization	Preopening(3)	Adjusted EBITDA (1)	Operating Income Margin% (1)

MISSISSIPPI
BILOXI	$3,694	$1,908	$-	$5,602	16.7%
NATCHEZ	1,639	602	-	2,241	20.0%
VICKSBURG	2,877	1,246	-	4,123	20.4%
LULA	3,056	2,488	-	5,544	13.7%
MISSISSIPPI TOTAL	11,266	6,244	-	17,510	16.9%

LOUISIANA
BOSSIER CITY	3,401	1,995	-	5,396	11.8%
LAKE CHARLES	8,236	2,757	-	10,993	19.0%
LOUISIANA TOTAL	11,637	4,752	-	16,389	16.1%

MISSOURI
KANSAS CITY	3,328	1,455	-	4,783	14.2%
BOONVILLE	3,014	1,472	-	4,486	17.8%
MISSOURI TOTAL	6,342	2,927	-	9,269	15.8%

IOWA
BETTENDORF	6,052	1,900	-	7,952	24.2%
DAVENPORT	1,835	2,281	-	4,116	11.1%
MARQUETTE	2,254	801	-	3,055	20.6%
IOWA TOTAL	10,141	4,982	-	15,123	19.3%

COLORADO
BLACK HAWK (8)	8,915	1,734	-	10,649	31.7%
COLORADO CENTRAL
STATION (8)	2,191	369	-	2,560	18.2%
COLORADO
GRANDE (8)	444	70	-	514	21.8%
COLORADO TOTAL	11,550	2,173	-	13,723	27.4%

INTERNATIONAL
BLUE CHIP (3) (9)	-	-	-	-	0.0%
OUR LUCAYA (3)	(291)	-	291	-	0.0%
INTERNATIONAL TOTAL	(291)	-	291	-	0.0%

CORPORATE & OTHER (10)	(4,861)	539	-	(4,322)	N/M

TOTAL	$45,784	$21,617	$291	$67,692	16.0%

1.     EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding preopening expense, management fees, other charges and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with accounting principles generally accepted in the United States. The company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release.

2.     New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include, but are not limited to, legal and other professional fees, application fees, as well as personnel and travel costs.

3.     Preopening expenses for the first fiscal quarter of 2005 relate to the future opening of the Blue Chip-Walsall pub-style casino, which is slated to open in September 2004. For the fiscal quarter ended July 27, 2003, preopening related to expenses incurred opening the casino at Our Lucaya Beach and Golf Resort, Grand Bahama Island.

4.     Consolidated net interest expense is comprised of the following components:

                                                                                Three Months Ended July 25, 2004
	Restricted Group	Colorado	Blue Chip	Consolidated

Interest expense	$15,628	$2,411	$73	$18,112
Interest income	(344)	(31)	(1)	(376)
Capitalized interest	(198)	(138)	-	(336)

Net interest expense	$15,086	$2,242	$72	$17,400

                                                                                          Three Months Ended July 27, 2003
	Restricted Group	Colorado	Blue Chip	Consolidated

Interest expense	$18,488	$2,911	$-	$21,399
Interest income	(55)	(30)	-	(85)
Capitalized interest	(216)	-	-	(216)

Net interest expense	$18,217	$2,881	$-	$21,098

Blue Chip includes Blue Chip-Dudley’s and Blue Chip-Wolverhampton’s components of net interest expense. Colorado includes the Isle-Black Hawk’s, the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s components of net interest expense.

5.     Minority interest represents unrelated third parties’ portion of Blue Chip Casinos, PLC’s net income, and the Isle-Black Hawk’s, the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s income before income taxes.

6.     Our effective tax rate for the quarter ended July 25, 2004, was 38.8%, compared to 37.5%, for the quarter ended July 27, 2003, which excludes an unrelated party’s portion of the Colorado Central

Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s income taxes. The increase in the rate, over the comparable fiscal quarter is attributable to the effect of permanent items on lower earnings for the quarter.

7.     Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions.

8.     As management fees are eliminated in consolidation, the Adjusted EBITDA for the Isle-Black Hawk, the Colorado Central Station-Black Hawk and the Colorado Grande-Cripple Creek, does not include management fees. The following table shows management fees and Adjusted EBITDA inclusive of management fees for the three months ended July 25, 2004 and July 27, 2003:

	Three Months Ended
	July 25, 2004	July 27, 2003

	(In thousands)
Management Fees
Isle - Black Hawk	$1,268	$1,264
Colorado Central Station	264	543
Colorado Grande	101	102

Adjusted EBITDA with Management Fees
Isle - Black Hawk	8,918	9,385
Colorado Central Station	257	2,017
Colorado Grande	412	412

9.     The Isle of Capri Casinos, Inc. acquired a two-thirds interest in Blue Chip Casinos, PLC on November 28, 2003. Blue Chip Casinos, PLC owns and operates pub-style casinos in Dudley and Wolverhampton, England, and is currently in the process of developing a pub-style casino in Walsall, England.

10.    Corporate and other includes net revenues of $5,147 and Adjusted EBITDA of ($310) for Pompano Park. Prior year corporate and other includes net revenues of $5,108 and Adjusted EBITDA of ($386) for Pompano Park, as well as net revenues of $5,588 and Adjusted EBITDA of $1,138 for the Lady Luck-Las Vegas. The sale of the Lady Luck-Las Vegas was finalized on September 3, 2003. Additionally, prior year corporate net revenues and Adjusted EBITDA include $875 related to a litigation settlement.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 16 casinos in 14 locations. The company owns and operates riverboat and dockside casinos in Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The company also owns a 57 percent interest in and operates land-based casinos in Black Hawk (two casinos) and Cripple Creek, Colorado. Isle of Capri's international gaming interests include a casino that it operates in Freeport, Grand Bahamas, and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England. The company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, we regularly file reports with the Securities and Exchange Commission (the “SEC”). These reports are required by the Securities Exchange Act of 1934 and include:
  Annual Reports on Form 10-K;
  Quarterly Reports on Form 10-Q;
  Current Reports on Form 8-K; and
  All amendments to those reports.
Our Internet website is http://www.islecorp.com. We make our filings available free of charge on our Internet website as soon as reasonably practical after we electronically file or furnish such reports to the SEC.

You may read and copy the reports, statements and other information we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Rex Yeisley, Chief Financial Officer, 228-396-7052
Lori Hutzler, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company’s financial condition, results of operations and expansion projects, is included in the filings of the company with the Securities and Exchange Commission, including but not limited to, its 10-K for the fiscal year ended April 25, 2004.